Exhibit 99.2

Axiall Urges Shareholders to Vote “FOR” its Board Nominees

Files Updated Investor Presentation

ATLANTA – May 26, 2016 – Axiall Corporation (NYSE: AXLL) today filed an updated investor presentation with the Securities and Exchange Commission detailing why it believes shareholders should vote for Axiall’s nominees at its June 17, 2016 annual shareholders meeting.

The presentation explains why the Axiall Board of Directors rejected Westlake Chemical Corporation’s (“Westlake”) prior takeover bids as opportunistic and inadequate. It also details the process that Axiall’s Board has undertaken to consider possible strategic alternatives to its standalone strategy, which has included active engagement with Westlake and other potential third-party bidders.

Axiall’s Board is engaged, responsive and open to all alternatives to drive stockholder value. Axiall’s Board of Directors, composed of the company’s CEO and eight experienced, independent directors, is actively overseeing the strategic assessment process with the assistance of independent financial and legal advisors. In the circumstances, Axiall believes that:

•	Changing the Board now would delay unnecessarily the strategic review process as new directors lack knowledge of Axiall’s prospects and the state of the strategic review process.

•	The addition of directors nominated and compensated by Westlake could have a chilling effect on other parties in the process, significantly weakening the competitive dynamic and outcome for shareholders.

Accordingly, Axiall encourages all shareholders to vote “FOR” its nominees on the WHITE proxy card Axiall furnished to shareholders.

Morgan Stanley & Co. LLC and Barclays are acting as financial advisors to Axiall and Jones Day is acting as legal counsel. The Axiall Board has retained Weil, Gotshal & Manges LLP as its counsel.

About Axiall

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information, visit www.axiall.com.

For information related to the Axiall Corporation 2016 annual meeting of stockholders, please see www.axiall.com/2016-Annual-Meeting. Shareholders with questions may call our proxy solicitor, Innisfree M&A Incorporated, toll-free from the U.S. or Canada at (877) 456-3427, or at +1 (412) 232-3651 from other locations.

Additional Information

In connection with its 2016 annual meeting of stockholders, Axiall has filed a definitive proxy statement and other documents regarding the meeting with the SEC and has mailed the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the meeting. STOCKHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, and from Axiall at its website, www.axiall.com, or 1000 Abernathy Road NE, Suite 1200, Atlanta, GA 30328, Attention: General Counsel.

Forward-Looking Statements Disclaimer

This release contains “forward-looking statements” as defined in, and subject to the safe harbor provisions of, the federal securities laws. These forward-looking statements relate to, among other things, Axiall’s anticipated financial performance and prospects; Axiall’s plans and objectives for future operations; and statements relating to the solicitation of proxies of Axiall’s stockholders in connection with the 2016 Annual Meeting. Forward-looking statements are based on management’s assumptions regarding, among other things, general economic and industry-specific business conditions and the continued execution of Axiall’s business strategy, and actual results may be materially different. Risks and uncertainties inherent in these assumptions include, but are not limited to, uncertainties regarding future actions that may be taken by Westlake in furtherance of its unsolicited acquisition proposal or its nomination of director candidates for election at the 2016 Annual Meeting; potential operational disruption caused by Westlake’s future actions that may make it more difficult to maintain relationships with customers, employees or suppliers; risks related to the exploration of strategic alternatives, including risks related to the feasibility and timing of any such transaction, as well as the realization of the expected benefits of any transaction to the Company and its stockholders; the results of Axiall’s process to sell its Building Products business and the proceeds, if any, realized therefrom; Axiall’s ability to successfully implement its strategy to create sustainable, long-term stockholder value; Axiall’s ability to successfully implement and administer its cost-saving initiatives (including its restructuring programs) and produce the desired results (including projected savings); future prices for Axiall’s products; industry capacity levels for Axiall’s products, raw materials and energy costs and availability, and feedstock availability and prices; changes in governmental and environmental regulations; the adoption of new laws or regulations that may make it more difficult or expensive to operate Axiall’s businesses or manufacture its products; Axiall’s ability to generate sufficient cash flows from its business; future economic conditions in the specific industries to which Axiall’s products are sold; global economic conditions; competition within Axiall’s industry; complications resulting from Axiall’s multiple enterprise resource planning (“ERP”) systems and the implementation of its new ERP systems; Axiall’s failure to adequately protect its data and technology systems; costs resulting from complications or delays relating to Axiall’s arrangements with Lotte Chemical USA Corporation related to the ethane cracker (ethylene manufacturing plant) being constructed in Lake Charles, Louisiana; Axiall’s failure to realize the benefits of, and/or disruptions resulting from, any asset dispositions, asset acquisitions, joint ventures, business combinations or other transactions; and other factors discussed in Axiall’s SEC filings from time to time, including Axiall’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent quarterly reports on Form 10-Q. The risks and uncertainties above are not the only risks Axiall faces. Additional risks and uncertainties not presently known to Axiall or that it believes to be immaterial also may adversely affect Axiall. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on Axiall’s business, financial condition and results of operations. Axiall does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Contacts

Axiall Corporation

Investor Relations

Martin Jarosick, 1-770-395-4524

or

Media

Chip Swearngan, 1-678-507-0554

or

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank, Michael Freitag, or Averell Withers, 1-212-355-4449